Exhibit 4.1

PARTICLE DRILLING TECHNOLOGIES, INC.

AND

COMPUTERSHARE TRUST COMPANY, N.A.,
as Rights Agent

RIGHTS AGREEMENT

dated as of
May 23, 2008

Section 32.	Severability	36

Section 33.	Governing Law	36

Section 34.	Descriptive Headings; References	37

Section 35.	Counterparts	37

Section 36.	Force Majeure	37

Exhibit A	Form of Certificate of Designations for Series A Junior Participating Preferred Stock

Exhibit B	Form of Right Certificate
	Form of Assignment
	Form of Election to Purchase

Exhibit C	Summary of Rights to Purchase Preferred Stock

RIGHTS AGREEMENT

This Rights Agreement, dated as of May 23, 2008 (this “Agreement”), is between PARTICLE DRILLING TECHNOLOGIES, INC., a Nevada corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock (as defined below) outstanding as of the close of business on June 3, 2008 (the “Record Date”) and has authorized the issuance of one Right (subject to adjustment) in respect of each share of Common Stock issued between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined) and under certain other circumstances, each Right representing the right to purchase one one-thousandth (1/1,000th) of one share of Series A Junior Participating Preferred Stock of the Company having the rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.                                          Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)                                  “Acquiring Person” shall mean any Person who or that, together with all Affiliates and Associates of such Person, shall be or become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include the Company or any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity organized, appointed or established pursuant to the terms of any such plan.  Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Stock by the Company or any subsidiary of the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by a Person to 20% or more of the Common Stock then outstanding; provided, however, that if such Person becomes the Beneficial Owner of 20% or more of the Common Stock then outstanding by reason of share acquisitions by the Company and its subsidiaries and shall, after such share acquisitions by the Company and its subsidiaries, become the Beneficial Owner of any additional Common Stock (other than by reason of a stock dividend, stock split or other corporate action effected by the Company), then such Person shall be deemed to be an “Acquiring Person,” subject to the following sentence of this Section 1(a), unless upon consummation of the acquisition of such additional Common Stock such Person does not beneficially own 20% or more of the Common Stock then outstanding.

Notwithstanding the foregoing, if (i) the Board of Directors of the Company determines in good faith that a Person who otherwise would be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), became the Beneficial Owner of a number of shares of Common Stock such that such Person would otherwise be an Acquiring Person inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be an “Acquiring Person” or to have become an “Acquiring Person,” for all purposes of this Agreement (such that, for the avoidance of doubt, under such circumstances no Distribution Date shall be deemed to have occurred and no adjustment pursuant to Section 11(a)(ii) or Section 13 shall be made in respect thereof) unless such Person fails to divest itself as soon as practicable if the Company so requests (as determined in good faith by the Board of Directors of the Company) of a sufficient number of shares of Common Stock so that such Person would no longer qualify as an Acquiring Person; provided, however, that if such Person, after such determination and divestment, becomes the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding by reason of becoming the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an “Acquiring Person” unless a subsequent determination and divestment is made; or (ii) as of the date of the first public announcement of the adoption of this Agreement, any Person is the Beneficial Owner of 20% or more of the Common Stock outstanding, such Person shall not be deemed to be or become an Acquiring Person unless and until such Person shall, after the first public announcement of the adoption of this Agreement, become the Beneficial Owner of additional shares of Common Stock (other than by reason of a stock dividend, stock split or other corporate action effected by the Company) unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not the Beneficial Owner of 20% or more of the shares of Common Stock.

(b)                                 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(c)                                  “Agreement” shall have the meaning set forth in the preamble hereto.

(d)                                 “Associate,” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(e)                                  A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i)                                     that such Person, or any of such Person’s Affiliates or Associates, beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

(ii)                                  that such Person, or any of such Person’s Affiliates or Associates, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding, written or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)                               that are beneficially owned, directly or indirectly, by any other Person with which such Person, or any of such Person’s Affiliates or Associates, has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to Section 1(e)(ii)(B) ) or disposing of any securities of the Company; provided, however, that nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, and then only if such securities continue to be owned by such Person at the expiration of such forty-day period.  Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to own beneficially hereunder.

(f)                                    “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Texas or the State of New York are authorized or obligated by law or executive order to close.

(g)                                 “close of business” on any given date shall mean 5:00 p.m., Houston, Texas time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Houston, Texas time, on the next succeeding Business Day.

(h)                                 “Common Stock” shall mean the common stock, $0.001 par value (or as such par value may be changed from time to time), of the Company.

(i)                                     “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii).

(j)                                     “Company” shall have the meaning set forth in the preamble hereto.

(k)                                  “current market price per share” shall have the meaning set forth in Section 11(d).

(l)                                     “Current Value” shall have the meaning set forth in Section 11(a)(iii).

(m)                               “Definitive Acquisition Agreement” shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Shock at a meeting of stockholders with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company.

(n)                                 “Distribution Date” shall have the meaning set forth in Section 3(a).

(o)                                 “equivalent preferred stock” shall have the meaning set forth in Section 11(b).

(p)                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)                                 “Exchange Ratio” shall have the meaning set forth in Section 24(a).

(r)                                    “Final Expiration Date” shall have the meaning set forth in Section 7(a).

(s)                                  “Independent Directors” shall mean members of the Board of Directors of the Company who are not officers or employees of the Company or any of its subsidiaries.

(t)                                    “invalidation time” shall have the meaning set forth in Section 11(a)(ii).

(u)                                 “NASDAQ” shall mean the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, as applicable.

(v)                                 “Outside Meeting Date” shall have the meaning set forth in Section 23(b).

(w)                               “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

(x)                                   “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock of the Company having the rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A .

(y)                                 “Principal Party” shall have the meaning set forth in Section 13(b).

(z)                                   “Purchase Price” shall have the meaning set forth in Section 4.

(aa)                            “Qualified Offer” shall mean an offer determined by a majority of the Independent Directors to have each of the following characteristics:

(i)                                     a fully-financed, all-cash tender offer, or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for all of the outstanding shares of Common Stock at the same per-share consideration;

(ii)                                  an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act and is made by an offeror (including Affiliates and/or Associates of such offeror) that beneficially owns no more than 5% of the outstanding Common Stock as of the date of such commencement;

(iii)                               an offer whose per-share offer price is greater than the highest reported market price for the Common Stock in the immediately preceding 24 months, with, in the case of an offer that includes shares of common stock of the offeror, such per-share offer price being determined using the lowest reported market price for common stock of the offeror during the five trading days immediately preceding and the five trading days immediately following the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act;

(iv)                              an offer that, within twenty Business Days after the commencement date of the offer (or within ten Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors of the Company rendering an opinion to the Board of Directors of the Company that the consideration being offered to the stockholders of the Company is either unfair or inadequate;

(v)                                 if the offer includes shares of common stock of the offeror, an offer pursuant to which (A) the offeror shall permit representatives of the Company (including a nationally-recognized investment banking firm retained by the Board of Directors of the Company and legal counsel and an accounting firm designated by the Company) to have access to such offeror’s books, records, management, accountants and other appropriate outside advisors for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board of Directors of the Company to evaluate the offer and make an informed decision and, if requested by the Board of Directors of the Company, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board of Directors of the Company with respect to whether the consideration being offered to the stockholders of the Company is fair from a financial point of view and (B) within ten Business Days after such representatives of the Company (including a nationally-recognized investment banking firm retained by the Board of Directors of the Company and legal counsel and an accounting firm designated by the Company) shall have notified the Company and the offeror that it had completed such due diligence review to its satisfaction (or, following completion of such due diligence review, within ten Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board of Directors of the Company that the consideration being offered to the stockholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten Business Day period, render an opinion to the Board of Directors of the Company that the consideration being offered to the stockholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse effect on the value of the common stock of the offeror;

(vi)                              an offer that is subject to only the minimum tender condition described below in Section 1(aa)(ix) and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisors of the Company;

(vii)                           an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least 120 Business Days and, if a Special Meeting is duly requested in accordance with Section 23(b), for at least ten Business Days after the date of the Special Meeting or, if no Special Meeting is held within ninety Business Days following receipt of the Special Meeting Notice in accordance with Section 23(b), for at least ten Business Days following such ninety Business Day period;

(viii)                        an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that, in addition to the minimum time periods specified above in Section 1(aa)(vii), the offer, if it is otherwise to expire prior thereto, will be extended for at least twenty Business Days after any increase in the consideration being offered or after any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open, as a result of Section 1(aa)(vii) and this Section 1(aa)(viii), beyond (A) the time that any other offer satisfying the criteria for a Qualified Offer is then required to be kept open under such Section 1(aa)(vii) and this Section 1(aa)(viii) or (B) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 under the Exchange Act, of any other tender offer for the Common Stock with respect to which the Board of Directors of the Company has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder) or (C) one Business Day after the stockholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;

(ix)                                an offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of the Common Stock not held by the Person making such offer (and such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(x)                                   an offer pursuant to which the Company has received an irrevocable written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;

(xi)                                an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder;

(xii)                             an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and, in their individual capacities, the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) under the Exchange Act, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

(xiii)                          if the offer includes non-cash consideration, (A) the non-cash portion of the consideration offered must consist solely of common stock of a Person that is a publicly-owned United States corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the New York Stock Exchange or NASDAQ, (C) no stockholder approval of the issuer of such common stock is required to issue such common stock, or, if such approval required, such approval has already been obtained, (D) no Person (including such Person’s Affiliates and Associates) beneficially owns more than 20% of the voting stock of the issuer of such common stock at the time of commencement of the offer or at any time during the term of the offer, (E) no other class of voting stock of the issuer of such common stock is outstanding and (F) the issuer of such common stock meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer.

For the purposes of this definition of “Qualified Offer,” “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (1) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (2) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Company to maintain such availability until the offer is consummated or withdrawn or (3) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer.  If an offer becomes a Qualified Offer in accordance with this definition, but subsequently ceases to be a Qualified Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualified Offer and the provisions of Section 23(b) shall no longer be applicable to such offer, provided that the actual redemption of the Rights pursuant to Section 23(b) shall not have already occurred.

(bb)                          “Record Date” shall have the meaning set forth in the recitals hereof.

(cc)                            “Redemption Date” shall have the meaning set forth in Section 7(a).

(dd)                          “Redemption Price” shall have the meaning set forth in Section 23(a).

(ee)                            “Qualified Offer Resolution” shall have the meaning set forth in Section 23(b).

(ff)                                “Right” shall have the meaning set forth in the recitals hereof.

(gg)                          “Right Certificate” shall have the meaning set forth in Section 3(a).

(hh)                          “Rights Agent” shall have the meaning set forth in the preamble hereto.

(ii)                                  “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii).

(jj)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(kk)         “Security” shall have the meaning set forth in Section 11(d).

(ll)           “Senior Voting Stock” shall have the meaning set forth in Section 13(b).

(mm)       “Shares Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become an “Acquiring Person” for purposes of this Agreement or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

(nn)         “Special Meeting” shall have the meaning set forth in Section 23(b).

(oo)         “Special Meeting Notice” shall have the meaning set forth in Section 23(b).

(pp)         “Special Meeting Period” shall have the meaning set forth in Section 23(b).

(qq)         “Spread” shall have the meaning set forth in Section 11(a)(iii).

(rr)           “subsidiary” of a Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(ss)         “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

(tt)           “Summary of Rights” shall have the meaning set forth in Section 3(b).

(uu)         “Trading Day” shall have the meaning set forth in Section 11(d).

Section 2.              Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten days’ prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agents.

Section 3.              Issue of Right Certificates.

(a)           Until the earlier of the close of business on (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any Person holding Common Stock of the Company for or pursuant to the terms of any such plan) of a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person, (the earlier of such dates being referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for the Common Stock registered in the names of the holders thereof (which certificates shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the Common Stock.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if so requested by written notice and provided with a stockholder list and all other relevant information that the Rights Agent may reasonably request, send), by first class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each share of Common Stock so held.  As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b)           On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first class, postage-prepaid mail or other means used by the Company to deliver proxy statements to its stockholders, to each record holder of Common Stock as of the close of business on the Record Date at the address of such holder shown on the records of the Company.  With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights.  Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

(c)           Rights shall be issued in respect of all shares of Common Stock issued or disposed of (including, without limitation, upon disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, or in certain circumstances provided in Section 22, after the Distribution Date.  Certificates issued for Common Stock (including, without limitation, upon transfer of outstanding Common Stock, disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Particle Drilling Technologies, Inc. and Computershare Trust Company, N.A., as Rights Agent, dated as of May 23, 2008, as the same may be supplemented or amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Particle Drilling

Technologies, Inc.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  Particle Drilling Technologies, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances, as set forth in the Rights Agreement, Rights acquired or beneficially owned by any Person who becomes an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and their transferees will become null and void and will no longer be transferable.

With respect to such certificates containing substantially the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4.              Form of Right Certificates.  The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but that do not affect the rights, duties or obligations of the Rights Agent as set forth in this Agreement) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 22, the Right Certificates, in each case, on their face shall entitle the holders thereof to purchase such number of shares of the Preferred Stock as shall be set forth therein at the price per share set forth therein (the “Purchase Price”), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

Section 5.              Countersignature and Registration.  The Right Certificates shall be executed on behalf of the Company in the manner provided in the By-Laws of the Company for Common Stock certificates.  The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned.

In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

Following the Distribution Date, and receipt by the Rights Agent of (i) written notice of the Distribution Date pursuant to Section 3(a), and (ii) a stockholder list and all relevant information reasonably requested by the Rights Agent pursuant to Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.              Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  Subject to the provisions of Section 7(e) and Section 14, at any time after the close of business on the Distribution Date, and prior to the close of business on the earlier of the Redemption Date and the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 24 ) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of the Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purposes.  Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  As a condition to such transfer, division, combination or exchange, the Company may require payment by the surrendering holder of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.  The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Rights holder of applicable taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in the case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.              Exercise of Rights: Purchase Price; Final Expiration Date of Rights.

(a)           The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purposes together with payment of the Purchase Price for each one one-thousandth of one share of the Preferred Stock as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on May 23, 2011 (the “Final Expiration Date”), or (ii) the time at which the Rights are redeemed as provided in Section 23 (“Redemption Date”), or (iii) the time at which such Rights are exchanged as provided for in Section 24.

(b)           The Purchase Price for each one one-thousandth of one share of the Preferred Stock pursuant to the exercise of a Right shall initially be $20.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13, and shall be payable in lawful money of the United States of America in accordance with Section 7(c) .

(c)           Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Purchase Price for shares to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 6 in cash, or by certified check or cashier’s check payable to the order of the Company, the Rights Agent shall thereupon (i) (A) promptly requisition from any transfer agent of the Preferred Stock of the Company, or make available if the Rights Agent is the transfer agent of the Preferred Stock, certificates for the number of shares of the Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) promptly requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when necessary, promptly requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, promptly cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d)           In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 .

(e)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the purported transfer or exercise of Rights pursuant to Section 6 or this Section 7 unless the registered holder shall have properly completed and duly executed the form of assignment or election to purchase on the reverse side of the Right Certificate surrendered for such transfer or exercise and shall have provided such additional evidence of the identity of the Beneficial Owner (or such former or proposed Beneficial Owner) thereof or such Beneficial Owner’s Affiliates or Associates as the Company or the Rights Agent shall reasonably request.

Section 8.              Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, redemption or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.              Reservation and Availability of Shares of Preferred Stock.  The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock, or its authorized and issued Preferred Stock held in its treasury, the number of shares of the Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Agreement.

So long as the Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock) issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange or automated quotation system, the Company shall use its reasonable best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted for trading on such exchange or automated quotation system upon official notice of issuance upon such exercise.

The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of the Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of the Preferred Stock upon the exercise of Rights.  The Company shall not, however, be required (a) to pay any tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the Preferred Stock in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (b) to issue or deliver any certificates for shares of the Preferred Stock upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

The Company shall, if legally required, (i) prepare and file, as soon as reasonably possible following the Distribution Date, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of or exchangeable for the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as reasonably possible after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until no longer required to do so under the Securities Act with respect to securities purchasable upon exercise of or exchangeable for the Rights.  The Company also shall take all such action as may be required or as is appropriate under the securities or blue sky laws of such jurisdictions as may be necessary or appropriate with respect to the securities purchasable upon the exercise of or exchangeable for the Rights.  The Company may temporarily suspend, for a period not to exceed 120 days following the Distribution Date, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension of exercisability of Rights referred to in this paragraph, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

Section 10.            Preferred Stock Record Date.  Each Person in whose name any certificate for shares of the Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights, together with the form of election to purchase duly completed and executed, was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.            Adjustment of Purchase Price, Number of Shares or Number of Rights.  The Purchase Price, the number and kind or class of shares of stock of the Company covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock issuable upon exercise of one Right.  If an event occurs that would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) .

(ii)           Subject to Section 24, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (A) multiplying such Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the current market price per share of the Common Stock (determined pursuant to Section 11(d)) on the date of the occurrence of such event; provided, however, that if the transaction that would otherwise give rise to the adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii) .  In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.  Notwithstanding anything in this Agreement to the contrary, however, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), including, without limitation, any such Rights when held by (1) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time, (2) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (x) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (y) a transfer that the Board of Directors of the Company determines is part of a plan, arrangement or understanding, written or otherwise, that has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), or (3) a subsequent transferee of any Person described in the foregoing clauses (1) or (2), shall be null and void without any further action and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.  No Right Certificate shall be issued pursuant to Section 3, Section 6 or Section 7(d) that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Associate or Affiliate whose Rights would be null and void pursuant to the provisions of this paragraph shall be cancelled.

(iii)          The Company may, at its option, substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with Section 11(a)(ii) a number of shares of Preferred Stock or fraction thereof such that the current market price per share of one share of Preferred Stock multiplied by such number or fraction is equal to the current market price per share of one share of Common Stock.  In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Board of Directors of the Company shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the “Spread”) of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii) (the “Current Value”) over (2) the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person and (B) with respect to each Right (other than Rights that have become null and void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with Section 11(a)(ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock that, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors of the Company to have substantially the same value as the shares of Common Stock (such shares of Preferred Stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value that, when added to the value of the shares of Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors of the Company upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors of the Company; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date on which any Person becomes an Acquiring Person (the date on which any Person becomes an Acquiring Person being the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  If, upon any Person becoming an Acquiring Person, the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors of the Company so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”).  To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current market price per share (as determined pursuant to Section 11(d)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock Equivalent shall be deemed to equal the current market price per share of the Common Stock.  The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b)           In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock (“equivalent preferred stock”)) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price per share of the Preferred Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock issuable upon exercise of one Right.  In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent.  Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c)           In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than (i) a regular periodic cash dividend, the record date for which occurs at a time when there is no Acquiring Person, or (ii) a regular periodic cash dividend, the record date for which occurs at a time when there is an Acquiring Person, at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or (iii) a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of the Preferred Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current market price per share of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock issuable upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)           (i)            For the purpose of any computation hereunder, the “current market price per share” of any security (a “Security”) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date; provided, however, that in the event that the current market price per share of the Security is determined during the period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security, or (B) any subdivision, combination or reclassification of such Security, and prior to but not including the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price per share shall be appropriately adjusted to take into account ex-dividend trading.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low ask prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by such organization, the average of the closing bid and ask prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii)           For the purpose of any computation hereunder, the “current market price per share” of Preferred Stock shall be determined in the same manner as set forth above for Common Stock in Section 11(d)(i).  If the Preferred Stock is not publicly traded or if the current market price per share of Preferred Stock cannot be determined in the manner provided above, the “current market price per share” of Preferred Stock shall be conclusively deemed to be the current market price per share of Common Stock (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand.  If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the “current market price per share” of Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent.

(e)           No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share (other than Preferred Stock) or ten-millionth of a share of Preferred Stock, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (A) three years from the date of the transaction that mandates such adjustment or (B) the date of the expiration of the right to exercise any Rights.

(f)            If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company or of any Principal Party other than shares of the Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a), Section 11(b), Section 11(c), Section 11(e), Section 11(h), Section 11(i) and Section 11(m), and the provisions of Section 7, Section 9, Section 10, Section 13 and Section 14 with respect to the shares of the Preferred Stock shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of the Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price per one one-thousandth of a share of Preferred Stock, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest ten-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)            The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of the Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights (with prompt written notice thereof to the Rights Agent), indicating the record date for the adjustment to be made and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)            Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of the Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share of Preferred Stock and the number of one one-thousandths of a share that were expressed in the initial Right Certificates issued hereunder.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the shares of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Preferred Stock at such adjusted Purchase Price.

(l)            In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect (with prompt written notice of such election to the Rights Agent) to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)          Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of the Preferred Stock at less than the current market price, issuance wholly for cash of any shares of the Preferred Stock or securities that by their terms are convertible into or exchangeable for Preferred Stock, dividends on the Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n)           In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (A) the number of one one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one- thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights that each share of Common Stock outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.  If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(n), the adjustments provided for in this Section 11(n) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii) .

(o)           The Company agrees that, after the Shares Acquisition Date, it will not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any subsidiary to take) any action if, at the time such action is taken, it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

Section 12.            Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 and Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief written statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to and shall not be deemed to have knowledge of such adjustment or event unless and until it shall have received such certificate.

Section 13.            Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)           In the event that, following the time at which any Person becomes an Acquiring Person, (i) the Company shall consolidate with, or merge with and into, any other Person, (ii) any Person shall consolidate with or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned subsidiaries), then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of validly issued, fully paid, non-assessable and freely tradable Senior Voting Stock (as hereinafter defined) of the Principal Party (as hereinafter defined) (including the Company as successor thereto or as the surviving corporation), unencumbered and not subject to any liens, encumbrances, rights of call or first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying such Purchase Price by the then number of one one-thousandths of share of Preferred Stock for which a Right is then exercisable and dividing that product by (2) 50% of the current market price per share of the Senior Voting Stock of such Principal Party (determined in the manner described in Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply to such Principal Party following the occurrence of such consolidation, merger, sale or transfer; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Senior Voting Stock in accordance with Section 9, with each reference to Preferred Stock in

Section 9 being deemed to be a reference to the shares of its Senior Voting Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Senior Voting Stock thereafter deliverable upon the exercise of the Rights.

(b)           “Principal Party” shall mean (i) in the case of any transaction described in Section 13(a)(i) or Section 13(a)(ii), the Person that is the issuer of any securities into which shares of Common Stock are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and (ii) in the case of any transaction described in Section 13(a)(iii), the Person that is the other party to such transaction or, if more than one, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction; provided, however, that in any such case, if the Senior Voting Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (A) if such Person is a direct or indirect subsidiary of another Person the Senior Voting Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person; or (B) if such Person is a subsidiary, directly or indirectly, of more than one Person and the Senior Voting Stock of any two or more of such Persons is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the Senior Voting Stock having the greatest aggregate market value of shares outstanding; or (C) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in such joint venture as if such joint venture were a subsidiary of both or all of such joint venturers and the Principal Party in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such joint venture bear to the total of such interests.  “Senior Voting Stock” shall mean the capital stock (or equity interest) of the Principal Party with the greatest voting power.

(c)           The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party or Parties shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and Section 13(b) and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets mentioned in Section 13(a), the Principal Party or Parties will (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts (A) to cause such registration statement to become effective as soon as practicable after such filing, (B) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and (C) to similarly comply with applicable state securities laws, and use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange; and (ii) will deliver to holders of the Rights historical financial statements for the Principal Party or Parties and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

(d)           If the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Senior Voting Stock or Senior Voting Stock equivalents of such Principal Party at less than the then-current market price per share thereof (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Senior Voting Stock or Senior Voting Stock equivalents of such Principal Party at less than such then-current market price or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Senior Voting Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company hereby covenants and agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e)           The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person, enter into any transaction of the kind referred to in this Section 13 if (x) at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

Section 14.            Fractional Rights and Fractional Shares.

(a)           The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates, with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low ask prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and ask prices as furnished by a professional market maker making a market in the Rights, selected by the Board of Directors of the Company.  If on any such date, no such market maker is making a market in the Rights, the fair market value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b)           The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise or exchange of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock).  Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of shares of Preferred Stock.  In lieu of fractional shares that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Preferred Stock.  For purposes of this Section 14(b), the current market value of a whole share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange).

(c)           The Company shall not be required to issue fractions of shares of Common Stock upon exercise or exchange of the Rights or to distribute certificates that evidence fractional shares of Common Stock.  In lieu of such fractional shares, the Company shall pay to the registered holders of Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock.  For purposes of this Section 14(c), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange).

(d)           The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as above provided).

Section 15.            Rights of Action.  All rights of action in respect of this Agreement (other than those granted to the Rights Agent herein) are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce this Agreement, or otherwise act in respect of such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the Company’s or the Rights Agent’s inability to perform any of their respective obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 16.            Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

(b)           after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer; and

(c)           the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17.            Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 23, Section 24 or Section 25 ), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.            Concerning the Rights Agent.  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement.  The costs and expenses of defending against any claim of liability in the premises and the enforcement of this indemnification shall be paid by the Company.  This indemnification and Section 20 below shall survive the termination of this Agreement, the exercise of or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for the Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons or otherwise upon the advice of counsel as set forth in Section 20.

Section 19.            Merger or Consolidation or Change of Name of Rights Agent.  Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the appropriate business of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.            Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in accordance with such advice or opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering, omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder for only its own gross negligence, bad faith or willful misconduct.  Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.  Any liability of the Rights Agent under this Agreement will be limited to the aggregate amount of fees paid by the Company to the Rights Agent.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of Rights (including any Rights becoming null and void pursuant to Section 11(a)(ii) ) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, Section 11, Section 13, Section 23 or Section 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of the Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)            The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  The Rights Agent shall be fully authorized and protected in relying upon the instructions received by any such officer.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective.  The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking, suffering or omitting to take  any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h)           The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof.

(j)            If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates that the Rights are beneficially owned by an Acquiring Person or an Affiliate or Associate thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k)           The Rights Agent shall have no responsibility to the Company, any holders of Rights or any holders of shares of Preferred Stock or other securities for interest or earnings on any monies held by the Rights Agent pursuant to this Agreement, except as otherwise specifically agreed in a separate writing by the Company and the Rights Agent.

(l)            The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including, but not limited to, a Distribution Date, a Redemption Date, any adjustment of the Purchase Price, the existence of an Acquiring Person or any other event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

Section 21.            Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first class mail.  In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person (or an Affiliate of such a Person) organized and doing business under the laws of the United States or any state of the United States, in good standing, that is authorized under such laws to exercise corporate trust powers or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.            Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company, at its option, may issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company may, with respect to shares of Common Stock so issued or sold pursuant to (a) the exercise of stock options, (b) under any employee plan or arrangement, (c) the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (d) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 23.            Redemption; Exception

(a)           The Board of Directors of the Company may, at its option, at any time prior to 5:00 p.m., Houston, Texas time, on the earlier of (i) the Shares Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.  The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption as determined pursuant to Section 11(d)(i)) or any other form of consideration deemed appropriate by the Board of Directors of the Company, or any combination thereof.

(b)           If the Company receives a Qualified Offer and the Board of Directors of the Company has not redeemed the outstanding Rights or exempted such offer from the terms of this Agreement or called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualified Offer from the terms of this Agreement, in each case by the end of the ninety Business Days following the commencement of such Qualified Offer, and if the Company receives, not earlier than ninety Business Days nor later than 120 Business Days following the commencement of such Qualified Offer, a written notice complying with the terms of this Section 23(b) (the “Special Meeting Notice”), properly executed by the holders of record (or their duly authorized proxy) of ten percent (10%) or more of the shares of Common Stock then outstanding (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates), requesting the Board of Directors of the Company to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution exempting such Qualified Offer from the provisions of this Agreement (the “Qualified Offer Resolution”), then the Board of Directors of the Company may, in its discretion, take such actions as are necessary or desirable to cause the Qualified Offer Resolution to be submitted to a vote of stockholders within ninety Business Days following receipt by the Company of the Special Meeting Notice (the “Special Meeting Period”); provided, however, that if the Company, at any time during the Special Meeting Period and prior to a vote on the Qualified Offer Resolution, enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled or delayed) if the Qualified Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement.  For purposes of a Special Meeting Notice, the record date for determining eligible holders of record of the Common Stock shall be set by the Company so that such record date is not more than sixty days before the Special Meeting.  Any Special Meeting Notice must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth, as to the stockholders of record executing such Special Meeting Notice, (i) the name and address of such stockholders, as they appear on the Company’s books and records, (ii) the number of shares of Common Stock that are owned of record by each of such stockholders and (iii) in the case of Common Stock that is owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such beneficial owner.  Subject to the requirements of applicable law, the Board of Directors of the Company may take a position in favor of or opposed to the adoption of the Qualified Offer Resolution, or no position with respect to the Qualified Offer Resolution, as it determines to be appropriate in the exercise of its fiduciary duties.  In the event that (A) no Person has become an Acquiring Person prior to the effective date of the exemption referred to below in this sentence, (B) the Qualified Offer continues to be a Qualified Offer prior to the last day of the Special Meeting Period (the “Outside Meeting Date”) and (C) either (1) the Special Meeting is not held on or prior to the Outside Meeting Date or (2) at the Special Meeting at which a quorum is present, the holders of a majority of the shares of Common Stock outstanding as of the record date for the Special Meeting selected by the Board of Directors of the Company (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates), shall vote in favor of the Qualified Offer Resolution, then the Qualified Offer shall be exempt from the application of this Agreement to such Qualified Offer so long as it remains a Qualified Offer, such exemption to be effective, as the case may be, (x) as of the close of business on the tenth Business Day after the Outside Meeting Date if a Special Meeting is not held on or prior to such date or (y) if a Special Meeting is held on or prior to the Outside Meeting Date, as of the date on which the results of the vote adopting the Qualified Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting (the “Exemption Date”).  Immediately upon the close of business on the Exemption Date, without any further action and without any notice, the right to exercise the Rights with respect to the Qualified Offer will terminate.

(c)           Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights pursuant to Section 23(a) (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption and, within ten days after such action causing a redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Notwithstanding the foregoing, the failure to give, or any defect in, any notice required to be made or given pursuant to this Section 23(c) shall not affect the validity of the redemption of the Rights.

(d)           Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24, and other than in connection with the repurchase of Common Stock prior to the Distribution Date.

Section 24.            Exchange.

(a)           The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the voting power of the shares of Common Stock then outstanding.  From and after the occurrence of an event specified in Section 13(a), any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be only exercisable in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).  The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.

(b)           Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange by first class mail to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) ) held by each holder of Rights.

(c)           The Company may, at its option, substitute for a share of Common Stock issuable upon the exchange of Rights in accordance with Section 24(a) a number of shares of Preferred Stock or fraction thereof such that the current market price per share of one share of Preferred Stock multiplied by such number or fraction is equal to the current market price per share of one share of Common Stock.

Section 25.            Notice of Certain Events.  In case the Company shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), (b) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of the Preferred Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person, (e) to effect the liquidation, dissolution or winding up of the Company or (f) to declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of the shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or the Preferred Stock, whichever shall be the earlier.  In case the event set forth in Section 11(a)(ii) shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

Section 26.            Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Particle Drilling Technologies, Inc.

5611 Baird Court

Houston, Texas  77041

Attention: Chief Financial Officer

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

350 Indiana Street, Suite 800

Golden, Colorado  80401

Attention:  Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.            Supplements and Amendments.  Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company may from time to time in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights.  At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order to (a) cure any ambiguity, (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (c) shorten or lengthen any time period hereunder or (d) change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that at any time when the Rights are no longer redeemable, this Agreement shall not be supplemented or amended in any manner that would adversely affect the interests of the holders of Right Certificates as such, cause this Agreement to become amendable other than in accordance with this Section 27 or cause the Rights to again become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided that the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Section 28.            Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.            Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock).

Section 30.            Determinations and Actions by the Board of Directors of the Company.  The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights, to exchange or not exchange the Rights, or to amend this Agreement).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other Persons and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights or any other Person.

Section 31.            Annual Review by Independent Directors.  A committee of at least two or more Independent Directors (the “Committee”) shall review and evaluate this Agreement at least annually in order to consider whether the maintenance of this Agreement continues to be in the best interests of the Company and the stockholders of the Company.  Following each such review, the Committee shall communicate its conclusions to the full Board of Directors of the Company, including any recommendation in light thereof as to whether this Agreement should be modified or the Rights should be redeemed.  The Committee, when considering whether this Agreement should be modified or the Rights should be redeemed, shall have the power and authority (a) to set their own agenda, (b) to retain, at the expense of the Company, its choice of legal counsel, investment bankers and other advisors and (c) to review all information of the Company and to consider any and all factors it deems relevant to an evaluation of whether this Agreement should be modified or the Rights should be redeemed.

Section 32.            Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 33.            Governing Law.  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, except that the rights, duties, obligations and immunities of the Rights Agent shall for all purposes be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts to be made and performed entirely within such state.

Section 34.            Descriptive Headings; References.  Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.  Except as otherwise specifically provided, any reference to any section or exhibit will be deemed to refer to such section of or exhibit to this Agreement.

Section 35.            Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 36.            Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

{Remainder of Page Left Intentionally Blank}

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:		PARTICLE DRILLING TECHNOLOGIES, INC.

By:	/s/ Thomas E. Hardisty	By:	/s/ J. Chris Boswell
	Name: Thomas E. Hardisty		Name: J. Chris Boswell
	Title: Senior Vice President		Title: Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

		By:	/s/ Kellie Gwinn
Name: Kellie Gwinn
Title: Vice President

Exhibit A
Form of Certificate of Designations for Series A Junior Participating Preferred Stock

CERTIFICATE OF DESIGNATIONS
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
PARTICLE DRILLING TECHNOLOGIES, INC.

Pursuant to Nevada Revised Statute 78.1955

The undersigned, Thomas E. Hardisty, DOES HEREBY CERTIFY that:

(A)          he is the duly elected Secretary of Particle Drilling Technologies, Inc., a Nevada corporation (the “Company”);

(B)           the Articles of Incorporation of the Company authorize the Company to issue ten million (10,000,000) shares of Preferred Stock, and authorizes the Board of Directors of the Company to (1) provide for the issuance of the Preferred Stock from time to time in one or more series, each of said series to be distinctly designated and all shares of any one series to be alike in every particular and (2) fix or alter the number of shares constituting each series and the designation thereof, and the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences of each such series; and

(C)           the Board of Directors of the Company adopted the following resolution on May 23, 2008, at a special meeting of the Board of Directors of the Company, and such resolution has not been rescinded or amended and is in full force and effect as of the date hereof:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors (the “Board”) of Particle Drilling Technologies, Inc., a Nevada corporation (the “Company”), by the provisions of the Articles of Incorporation of the Company (as amended from time to time, the “Articles of Incorporation”), there hereby is created, out of the ten million (10,000,000) shares of Preferred Stock, $0.001 par value (the “Preferred Stock”), authorized in Article IV of the Articles of Incorporation, a series of Preferred Stock of the Company consisting of one hundred thousand (100,000) shares, having the following designations, preferences, relative, participating, optional and other special rights, voting powers, qualifications, limitations and restrictions:

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

I.              Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be one hundred thousand (100,000).  Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

II.            Dividends and Distributions.

(A)          Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock and with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.001 per share (or as such par value may be changed from time to time), of the Company (the “Common Stock”) and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  In the event the Company shall at any time on or after the Distribution Date (as such term is defined in the Rights Agreement dated as of May 23, 2008 between the Company and Computershare Trust Company, N.A., as Rights Agent, as such agreement may be amended from time to time) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

III.           Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)          Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company.  In the event the Company shall at any time on or after the Distribution Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           Except as otherwise provided herein, in the Articles of Incorporation, in any other Certificate of Designations creating a series of Preferred Stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C)           Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

IV.           Certain Restrictions.

(A)          Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i)            declare or pay dividends on or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)          redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series And classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section IV, purchase or otherwise acquire such shares at such time and in such manner.

V.            Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

VI.           Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made:

(A)          to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or

(B)           to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VII.         Consolidation, Merger, etc.  In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VIII.        No Redemption.  The shares of Series A Preferred Stock shall not be redeemable.

IX.           Rank.  The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Preferred Stock, whether designated or issued before or after the date of this Certificate of Designations, unless the terms of any such series shall provide otherwise.

X.            Fractional Shares.  The Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of the Series A Preferred Stock.

XI.           Amendment.  The Articles of Incorporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

{Remainder of Page Left Intentionally Blank}

IN WITNESS WHEREOF, Company has caused this Certificate of Designations of Series A Junior Participating Preferred Stock of Particle Drilling Technologies, Inc. to be signed by its Senior Vice President and Secretary on this 23rd day of May, 2008.

Attest:		PARTICLE DRILLING
TECHNOLOGIES, INC.

By:		By:
	Name:	Name:
	Title:	Title:

Exhibit B
Form of Right Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER MAY 23, 2011 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT, AT THE OPTION OF THE COMPANY, TO REDEMPTION AT $0.001 PER RIGHT OR TO EXCHANGE, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN SECTION 1 OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

Right Certificate
PARTICLE DRILLING TECHNOLOGIES, INC.

This certifies that or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 23, 2008 (the “Rights Agreement”) between Particle Drilling Technologies, Inc., a Nevada corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business (as such term is defined in the Rights Agreement) on May 23, 2011 at the office of the Rights Agent, or its successors as Rights Agent, designated for such purposes, one one-thousandth of one fully paid and non-assessable share of the Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $20.00 per one one-thousandth of one share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Preferred Stock that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 23, 2008, based on the shares of the Preferred Stock of the Company as constituted at such date.

As provided in the Rights Agreement, the Purchase Price, the number and kind or class of shares of stock of the Company that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purposes, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of the Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.

If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be (i) redeemed by the Company at its option at a redemption price of $0.001 per Right or (ii) exchanged by the Company in whole or in part for shares of Preferred Stock or Common Stock, par value $0.001 per share, of the Company.

No fractional shares of the Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of one share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of May 23, 2008.

Attest:	PARTICLE DRILLING
TECHNOLOGIES, INC.

By:	By:
Name:	Name:
Title:	Title:

Countersigned:

COMPUTERSHARE TRUST
COMPANY, N.A.

By:
Name:
Title:

Exhibit C
PARTICLE DRILLING TECHNOLOGIES, INC.
SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

On May 23, 2008, the Board of Directors of PARTICLE DRILLING TECHNOLOGIES, INC. (the “Company”) declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, $0.001 par value, of the Company (the “Common Stock”).  The distribution is payable on June 3, 2008 to the stockholders of record on that date (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $20.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights are set forth in a Rights Agreement dated May 23, 2008 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated May 23, 2008.  Copies of the Rights Agreement are available free of charge from the Rights Agent, Computershare Trust Company, N.A.  The following summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Until the close of business on the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights.  The “Distribution Date” will be the earlier of (i) tenth day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding shares of the Common Stock (the “Shares Acquisition Date”) and (ii) ten business days after the date of commencement by any person or group of affiliated or associated persons of a tender or exchange offer the result of which would result in any person becoming an Acquiring Person.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of the Common Stock.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date, even without a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on May 23, 2011 (the “Final Expiration Date”) unless the Final Expiration Date is extended or unless earlier redeemed or exchanged by the Company, in each case as described below.

Each share of Preferred Stock purchasable upon exercise of the Rights will have a preferential quarterly dividend rate equal to the greater of $1.00 per share or 1,000 times the dividend declared on one share of the Common Stock.  In the event of liquidation, the holders of the Preferred Stock will receive a preferential liquidation payment of $1,000 per share, but will be entitled to receive an aggregate liquidation payment equal to 1,000 times the payment made on one share of Common Stock.

Each share of Preferred Stock will have 1,000 votes voting together with the Common Stock.  Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per one share of Common Stock.  The Rights are protected by customary anti-dilution provisions.  Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

The Purchase Price payable, and the number of shares of the Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations as of the Common Stock occurring, in any such case, prior to the Distribution Date.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the Purchase Price, that number of shares of the senior voting stock of the acquiring company that at the time of such transaction would have a market value of two times the Purchase Price.  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of the Common Stock having a market value of two times the Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that will have become void) in whole or in part, at an exchange ratio of one share of Common Stock (or, if there is an insufficient number of issued but not outstanding or authorized but unissued shares of Common Stock to permit such exchange, then one one-thousandth of a Preferred Share) per Right (subject to adjustment).

At any time prior to 5:00 p.m. Houston, Texas time on the earlier of (i) the Shares Acquisition Date and (ii) the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”).  Immediately upon the action of the Board of Directors of the Company to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, or the shares of Common Stock or Preferred Stock exchangeable for the Rights, as applicable.

In addition, if a Qualified Offer (as described below) is made and the Board of Directors of the Company has not redeemed the outstanding Rights or exempted such offer from the terms of the Rights Agreement or has not called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualified Offer from the terms of the Rights Agreement, in each case after ninety days from the commencement of the Qualified Offer, the record holders of 10% of the outstanding shares of Common Stock may request the Board of Directors of the Company to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution exempting such Qualified Offer from the provisions of the Rights Agreement (the “Qualified Offer Resolution”).  If a Special Meeting is not held prior to the ninetieth day after such request or, if at the Special Meeting the holders of a majority of the shares of Common Stock outstanding (other than shares held by the offeror and its affiliated and associated persons) vote in favor of the Qualified Offer Resolution, then the Board of Directors of the Company will exempt the Qualified Offer from the provisions of the Rights Agreement or take such other action as may be necessary to prevent the Rights from interfering with the consummation of the Qualified Offer.

A “Qualified Offer” is an offer that is determined by a majority of independent directors of the Company to have (among others) the following characteristics:

(i) a fully-financed, all-cash tender offer, or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for all of the outstanding shares of Common Stock at the same per-share consideration;

(ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act and is made by an offeror (including Affiliates and/or Associates of such offeror) that beneficially owns no more than 5% of the outstanding Common Stock as of the date of such commencement;

(iii) an offer whose per-share offer price is greater than the highest reported market price for the Common Stock in the immediately preceding 24 months;

(iv) an offer with respect to which a nationally recognized investment banking firm retained by the Board of Directors of the Company does not render an opinion to the Board of Directors of the Company that the consideration being offered is either unfair or inadequate;

(v) an offer that is not subject to any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence on the Company;

(vi) if the offer includes common stock of the offeror, the offeror must allow the Company’s investment bank, legal counsel and accountants to perform appropriate due diligence on the offeror;

(vii) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least 120 business days and, if a Special Meeting Notice is given, for at least ten business days after the special stockholders meeting or, if no meeting is held within ninety business days following the Special Meeting Notice, for at least ten business days following such ninety business day period;

(viii) an offer pursuant to which the Company has received an irrevocable written commitment by the offeror that the offer, if it is otherwise to expire prior thereto, will be extended for at least 20 business days after any increase in the consideration offered or after any bona fide alternative offer is commenced;

(ix) an offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of Common Stock not held by the person or entity making such offer (and its affiliates and associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(x) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to any stockholders’ statutory appraisal rights;

(xi) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder;

(xii) an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and its Chief Executive Officer and Chief Financial Officer that all material facts about the offeror have been fully and accurately disclosed and all new facts will be fully and accurately disclosed on a prompt basis while the offer remains open, and all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

(xiii) if the offer includes non-cash consideration, (A) the non-cash portion of the consideration offered must consist solely of common stock of a Person that is a publicly-owned United States corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the New York Stock Exchange or NASDAQ, (C) no stockholder approval of the issuer of such common stock is required to issue such common stock, or, if such approval required, such approval has already been obtained, (D) no person or entity (including its affiliates and associates) beneficially owns more than 20% of the voting stock of the issuer of such common stock at the commencement of the offer or at any time during the offer, (E) no other class of voting stock of the issuer of such common stock is outstanding and (F) the issuer of such common stock meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A committee of at least two independent directors of the Company will review and evaluate the Rights Agreement at least annually in order to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company and its stockholders.  Following each such review, the committee shall communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the Rights should be redeemed.